SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 28, 2005

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)


                 California            000-1084047            95-4691878
   (State or other jurisdiction        (Commission         (I.R.S. Employer
 of incorporation or organization)     File Number)      Identification Number)


                   100 North Tampa Street, Suite 2410, Tampa,
                       Florida 33602 (Address of principal
                          executive offices)(zip code)

      Telephone number of registrant, including area code: (813) 387 - 3310

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Item 1.02 Termination of a Material Definitive Agreement.

      On June 27, 2005 the Innovative Software Technologies, Inc. ("IST") and its IST Integrated Solutions, Inc. subsidiary ("IST Integrated") executed a mutual rescission agreement and release ("Rescission Agreement") with Lietz Development, Inc., and Sapphire of Tampa Bay, Inc, (collectively "Data Tech"), and Christopher Lietz, and Todd Lietz, (collectively the "Selling Stockholders") the effect of which was to rescind the earlier acquisition agreement between the parties (the "Asset Purchase Agreement") executed on May 9, 2005. Subsequent to the closing of the Asset Purchase Agreement, the Company discovered certain facts that, if the transaction were not rescinded, would constitute a breach of certain representations and warranties under the Asset Purchase Agreement.

      No portion of the Purchase Price or Performance Consideration (as defined in Section 1.4 of the Asset Purchase Agreement) had been paid by the Registrant in connection with the Asset Purchase Transaction. There were no penalties to either party with respect to the rescission.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial Statements: not applicable.

      (c) Exhibits: the following exhibits are filed with this report:

      Exhibit No. Description of Exhibit
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         2.1      Mutual Rescission Agreement and Release dated as of June 27,
                  2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

                                     By:  /s/ Peter M. Peterson
                                          --------------------------------------
                                          Peter M. Peterson, Chairman and CEO

Date: June 28, 2005

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                                  EXHIBIT INDEX


      Exhibit No. Description of Exhibit
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         2.1      Mutual Rescission Agreement and Release dated as of June 27,
                  2005


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